UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2013

  ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

One Federal Street, Floor 30 Boston, MA (Address of principal executive offices)	02110 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e).                       Compensatory Arrangements of Certain Officers.

On August 30, 2013, Atlantic Power Corporation (the “Corporation”) entered into an addendum to the Executive Employment Agreements (the “Executive Employment Agreements”) of each of Edward Hall and Terrence Ronan (the “Executive Employment Agreement Addendum”). This addendum clarifies the definition of “Total Annual Compensation” for purposes of calculating certain payments due upon the termination of either executive officer’s employment pursuant to Section 7(a) of each executive officer’s Executive Employment Agreement. Under Section 7(a), upon certain terminations of employment, each of Mr. Hall and Mr. Ronan is entitled to receive, inter alia, an amount in cash in a single lump sum equal to two times his “Total Annual Compensation” (the value of which shall reflect the average “Total Annual Compensation” during the preceding two years), which shall be paid to Executive on the thirtieth day following his termination of employment. Under the Executive Employment Agreements, “Total Annual Compensation” means the sum of the executive officer’s base salary, annual bonus and the Corporation’s most recent 401(k) matching contribution contributed on the executive officer’s behalf. Because Mr. Hall and Mr. Ronan have been employed with the Corporation for less than two years, the Corporation determined that it was necessary to clarify the methodology that would be used to calculate the amount payable under Section 7(a) in the event of termination of employment prior to the executive officer’s completion of two years of service. Pursuant to the Executive Employment Agreement Addendum, for a termination prior to the approval of the executive officer’s first annual bonus award, the executive officer’s average “Total Annual Compensation” is equal to the sum of the executive officer’s current annual base salary, an annual bonus calculated at 75% of current base salary and the Corporation’s most recent annualized 401(k) matching contribution contributed on the executive officer’s behalf. For a termination after the approval of the executive officer’s first annual bonus award but prior to the approval of his second annual bonus award, the executive officer’s average “Total Annual Compensation” is equal to the average of (i) the sum of the executive officer’s annual base salary in effect with respect to the executive officer’s first year of service, the actual first annual bonus percentage approved for the executive officer multiplied by the executive officer’s annual base salary in effect with respect to the executive officer’s first year of service and the Corporation’s most recent annualized 401(k) matching contribution contributed on the executive officer’s behalf and (ii) the sum of executive officer’s current annual base salary, an annual bonus calculated at 75% of current base salary and the Corporation’s most recent annualized 401(k) matching contribution contributed on the executive officer’s behalf.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Addendum to Executive Employment Agreement dated August 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: September 4, 2013	By:	/s/ TERRENCE RONAN
		Name:	Terrence Ronan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Addendum to Executive Employment Agreement dated August 30, 2013.